UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALAMOS GOLD INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

1503 - 110 Yonge Street, Toronto, Ontario, Canada, M5C 1T4 (Address of Principal Executive Offices)

Alamos Gold Inc. 2003 Stock Option Plan (the “2003 Option Plan”)
Stock Option Agreement dated January 30, 2003 between Alamos Minerals Ltd. and John McCluskey
Stock Option Agreements dated July 22, 2002 between Alamos Minerals Ltd. and each of John McCluskey and Sharon Fleming
Stock Option Agreements dated June 3, 2002 between Alamos Minerals Ltd. and each of John McCluskey and Leonard Harris (collectively the “Stock Option Agreements”)
(Full title of the plan)
DL Services, Inc. 1420 Fifth Avenue, Suite 3400 Seattle, WA 98101 (Name and address of agent for service) (206) 903-8800 (Telephone number, including area code, of agent for service)

With a copy to
Kenneth Sam, Esq. Dorsey & Whitney LLP 1420 Fifth Avenue, Suite 3400 Seattle, WA 98101	and	Joseph Giuffre Axium Law Group Suite 3350, 1055 Dunsmuir Street Vancouver, British Columbia V7X 1L2

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares subject to outstanding options granted under the 2003 Option Plan	2,790,983	US$1.78 (2)	US$4,967,950	US$629.44
Common Shares eligible for issuance for options to be granted under the 2003 Option Plan	1,799,368	US$3.23(3)	US$5,811,959	US$736.38
Common Shares subject to outstanding options under Stock Option Agreements	482,500(5)	US$0.82(4)	US$395,650	US$50.13
Total	5,072,851 shares(6)		US$11,175,559	US$1,415.95

(1)

Common Shares, without par value, offered by the Company pursuant to the Plans described herein.

(2)

Calculated based on the weighted average exercise price of options granted under the Alamos Gold Inc. 2003 Stock Option Plan, as amended, outstanding as of the date of the filing of this registration statement.

(3)

The proposed maximum offering price per share and the registration fee were calculated in accordance with rule 457(c) and (h) based on the average high and low prices for the Registrant’s common shares on November 15, 2004, as quoted on the Toronto Stock Exchange, which was US$3.23 per share (Cdn$3.85).

(4)

Calculated based on the weighted average exercise price of options granted under Stock Option Agreements as of the date of the filing of this registration statement.

(5)

This number is incorporated in the total number of common shares that are eligible for issuance under the 2003 Option Plan.

(6)

Excludes 1,825,298 common shares issued from previously exercised options which are not available for reissuance under the 2003 Option Plan.

U.S. dollar amounts are calculated based on the noon buying rate in New York City for cable transfers payable in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on November 15, 2004.  On such date the noon buying rate was CDN$1.00=US$0.8381.

Part I

Item 1.  Plan Information

Alamos Gold Inc. (the “Registrant”) is filing this Registration Statement to register options and common shares to be issued pursuant to the exercise of options or rights granted under the Alamos Gold Inc. 2003 Stock Option Plan, as amended (the “2003 Option Plan”), and the Stock Option Agreement dated January 30, 2003 between Alamos Minerals Ltd. and John McCluskey, the Stock Option Agreements dated July 22, 2002 between Alamos Minerals Ltd. and each of John McCluskey and Sharon Fleming and the Stock Option Agreements dated June 3, 2002 between Alamos Minerals Ltd. and each of John McCluskey and Leonard Harris (collectively, the “Option Agreements”) entered into between the Registrant and certain directors and officers of the Registrant.  This Registration Statement registers a total of 5,072,851 common shares to be issued pursuant to the exercise of outstanding options or rights granted under the 2003 Option Plan or Option Agreements or options available to be granted to employees, directors, officers and consultants, under the 2003 Option Plan.

The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1).  In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

The documents containing the information in Part I of this S-8 and Part II, Item 3 will be sent or given to employees as specified by Rule 428(b)(1).  In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  The documents containing the information in Part II, Item 3 are available, without charge, upon written or oral request.  Requests should be directed to Alamos Gold Inc., Attention: Human Resources Administrator, 1503 - 110 Yonge Street, Toronto, Ontario, Canada, M5C 1T4, telephone (416) 368-9322.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are incorporated by reference in this registration statement.

(a)

The Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission on June 8, 2004;

(b)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report incorporated by reference herein pursuant to (a) above.

(c)

The description of the Registrant's common shares contained under Item 10B at pages 55 and 56 in the Registrant's Annual Report Amendment No. 1 on Form 20-F/A for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission on April 30, 2004, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

This item is not applicable.

Item 5.  Interests of Named Experts and Counsel.

None

Item 6.  Indemnification of Directors and Officers.

Directors and officers of the Registrant are entitled to indemnification in the following circumstances:

(a)

Under Section 160 of the Business Corporations Act (British Columbia), a company may indemnify a director of a company, a former director of a company or a person who acts or acted at a company's request as a director of a body corporate of which the company is or was a shareholder, and his or her heirs and personal representatives (an “Eligible Party”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or her, including an amount paid to settle an action or satisfy a judgment in a proceeding to which he or she is made a party by reason of being or having been a director of such company or body corporate, including an action by or on behalf of the company or body corporate to procure a judgment in its favor and under the Articles of Incorporation of the Registrant, the Registrant is obligated to provide such indemnification; and

(b)

Under the Articles of Incorporation of the Registrant and subject to the Business Corporations Act (British Columbia), the Registrant must indemnify a director, former director or alternate director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually or reasonably incurred by such person in respect of that proceeding.  Each director and alternate director is deemed to have contracted with the Registrant on the terms of an indemnity as described herein;

provided that, in all cases, such person fulfills the condition that he or she (1) acted honestly and in good faith with a view to the best interests of the Registrant or such other company, partnership, joint venture, trust or other enterprise, as the case may be, and (2) in the case of a criminal or administrative action or proceeding, had reasonable grounds for believing that his or her conduct was lawful.

Section 165 of the Business Corporations Act (British Columbia) permits corporations to purchase directors' and officers' liability insurance which, under certain circumstances, may insure directors and officers against the costs of defense, settlement or payment of a judgment.  The Registrant has not purchased directors' and officers' liability insurance, but may do so in the future.  The Registrant may also enter into indemnity agreements with its directors and officers, subject to the provisions of the Business Corporations Act (British Columbia).

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the United States Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not Applicable

Item 8.  Exhibits.

Exhibit Number	Exhibit
4.1	Alamos Gold Inc. 2003 Stock Option Plan, as amended
4.2	Stock Option Agreement dated January 30, 2003 between Alamos Minerals Ltd. and John McCluskey
4.3	Stock Option Agreement dated July 22, 2002 between Alamos Minerals Ltd. and John McCluskey
4.4	Stock Option Agreement dated July 22, 2002 between Alamos Minerals Ltd. and Sharon Fleming
4.5	Stock Option Agreement dated June 3, 2002 between Alamos Minerals Ltd. and John McCluskey
4.6	Stock Option Agreement dated June 3, 2002 between Alamos Minerals Ltd. and Leonard Harris
5.1	Opinion and Consent of AXIUM LAW GROUP
23.1	Consent of AXIUM LAW GROUP (included in Exhibit 5.1)
23.2	Consent of de Visser Gray, Chartered Accountants
24.1	Power of Attorney (included in signature page)

Item 9.  Undertakings.

A.

The undersigned Registrant hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)

to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 15th day of November, 2004.

ALAMOS GOLD INC.

By:/s/ John A McCluskey

Name:  John A. McCluskey
Title:    Chief Executive Officer

             (Principal Executive Officer)

By: /s/ Jon Morda

Name:  Jon Morda
Title:   Chief Financial Officer

           (Principal Financial Officer and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ John A. McCluskey John A. McCluskey	Chief Executive Officer and Director	November 15, 2004
/s/ Jon Morda Jon Morda	Chief Financial Officer	November 15, 2004
/s/ Richard W. Hughes Richard W. Hughes	Director (Authorized U. S. Representative)	November 15, 2004
/s/ James M. McDonald James M. McDonald	Director	November 15, 2004
/s/ Leonard Harris Leonard Harris	Director	November 15, 2004
/s/ Alan Richard Hill Alan Richard Hill	Director	November 15, 2004
/s/ Ted Reeve Ted Reeve	Director	November 15, 2004

The Plan

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 15th day of November, 2004.

ALAMOS GOLD INC.

By:/s/ John A. McCluskey

Name:  John A. McCluskey
Title:   Chief Executive Officer

            (Principal Executive Officer)

By: /s/ Jon Morda

Name:  Jon Morda
Title:   Chief Financial Officer

            (Principal Financial Officer and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John A. McCluskey and Jon Morda, his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s John A. McCluskey John A. McCluskey	Chief Executive Officer and Director	November 15, 2004
/s/ Jon Morda Jon Morda	Chief Financial Officer	November 15, 2004
/s/ Richard W. Hughes Richard W. Hughes	Director	November 15, 2004
/s/ James M. McDonald James M. McDonald	Director	November 15, 2004
/s/ Leonard Harris Leonard Harris	Director (Authorized U. S. Representative)	November 15, 2004
/s/ Alan Richard Hill Alan Richard Hill	Director	November 15, 2004
/s/ Ted Reeve Ted Reeve	Director	November 15, 2004